EXHIBIT 10.3

                       DEED OF TRUST, ASSIGNMENT OF RENTS,
                   SECURITY AGREEMENT AND FINANCING STATEMENT


THE STATE OF TEXAS       (
                         (
COUNTY OF BEXAR          (

     THIS DEED OF TRUST, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FINANCING STATEMENT (this "Deed of Trust") is made by TRAVIS BOATS & MOTORS, INC., a Texas corporation with a principal address at 12116 Jekel Circle #102, Austin, Texas 78727 ("Mortgagor"), to RONALD DOLD, with an address at 3 Greenway Plaza, Suite 1100, Houston, Texas 77046, as Trustee ("Trustee"), for the benefit of KENNEDY FUNDING, INC., a New Jersey corporation, having their principal place of business at Two University Plaza, Suite 402, Hackensack, New Jersey 07601 as agent ("Agent") for the lenders identified in Schedule A of the Note (as hereinafter defined)(Agent and the said lenders are hereinafter collectively referred to as "Mortgagee").

                                   WITNESSETH:

     For the purposes and trusts hereinafter set forth, and for ten dollars and other good and valuable consideration paid to Mortgagor, the receipt and sufficiency of which are hereby acknowledged, Mortgagor has granted, bargained, sold, conveyed, assigned and transferred, and by these presents does grant, bargain, sell, convey, transfer and assign unto Trustee the following described property (hereinafter called the "Mortgaged Property"):

          (a) That certain tract or parcel of land, situated in Bexar County, Texas, being more fully described in Exhibit A attached hereto and made a part hereof (the "Land"), and including without limitation (i) all right, title and interest of Mortgagor in and to any land lying in or under the bed of any stream, creek, or waterway or any street, road, right-of-way or easement of any kind or character, open or proposed, in, on, across, abutting, or adjacent to the Land, and (ii) all interest of Mortgagor, if any, in strips and gores, if any, between the Land and any abutting properties, whether owned or claimed by deed, limitations, or otherwise, and whether located inside or outside the Land;

          (b) All rights of Mortgagor under all existing and future lease, maintenance and other contracts covering or relating to the Land, all tenant deposits made pursuant to or in connection with said leases, all rights of ingress and egress, easements, licenses, permits, franchises, certificates, accounts, instruments, documents and general intangibles and all other rights and privileges obtained in connection with, relating to or associated with the Land (the Mortgaged Property described in paragraph (a) above is called the "Collateral");

     TO HAVE AND TO HOLD the Mortgaged Property, and all and singular the rights, privileges, hereditaments, appurtenances, rents, revenues, profits and income thereunto now or hereafter incident or belonging, unto Trustee, his successors in the trust hereby created and his or their assigns forever; and


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Mortgagor binds itself, its successors and assigns to warrant and forever defend all and singular the Mortgaged Property unto Trustee, and his successors and assigns, against every person whomsoever lawfully claiming, or to claim the same, or any part thereof, by, through, or under Mortgagor, but not otherwise, except as expressly provided herein. This conveyance is made expressly subject to the easements and encumbrances to title described on Exhibit B attached hereto and made a part hereof (the "Permitted Encumbrances"), to the extent such matters are valid and subsisting on the date hereof and affect the Mortgaged Property.

     This instrument constitutes, among other things, a security agreement covering, and Mortgagor does hereby grant to Mortgagee a security interest in, all items of property constituting a part of the Mortgaged Property to the full extent that such items may be the subject of a security agreement under the Uniform Commercial Code as enacted in the State of Texas (the "UCC").

     This conveyance is in trust, however, for the purpose of securing the payment of

          (i) one promissory note dated November 10, 2003 executed by Mortgagor payable to the order of Mortgagee in the principal amount of Five Million Three Hundred Thousand and 00/100 ($5,300,000.00) and any renewals, extensions, modifications or amendments thereof (the "Note");

          (ii) all other documents from time to time evidencing or securing the indebtedness described in the Note (collectively, the "Loan Documents"); and

          (iii) all amounts for which Mortgagor may become obligated to Mortgagee pursuant to the provisions of this Deed of Trust.

The indebtedness described in the foregoing clauses (i) through (iii) is called the "Indebtedness". The final maturity date on which the Indebtedness is to be paid in full is November 30, 2006.

     It is expressly covenanted and agreed by and between the parties hereto that all of the Mortgaged Property hereby conveyed, assigned, pledged and mortgaged is so conveyed, assigned, pledged and mortgaged subject to the further covenants, trusts, uses and conditions hereinafter set forth, and Mortgagor covenants and agrees with Trustee and with Mortgagee, as follows:

1.   Covenants of Mortgagor.

          (a) Taxes. Mortgagor shall pay, before the same become delinquent, all taxes and assessments levied or assessed against the Mortgaged Property, or any part thereof, by any governmental authority, and upon demand of either Trustee or Mortgagee, shall exhibit receipts of the various tax collectors therefor.

          (b) Insurance. Mortgagor shall at all times carry, at no expense to Mortgagee, one or more policies of commercial general liability insurance with respect to the Mortgaged Property, issued by and binding upon a solvent insurance company authorized to do business in Texas. Such


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     insurance  shall  afford  minimum   protection  in  amounts  acceptable  to
     Mortgagee, in Mortgagee's sole and absolute discretion. Such insurance policies shall be placed with companies acceptable to Mortgagee, in Mortgagee's sole and absolute discretion, shall be payable to Mortgagee and shall expressly prohibit cancellation or modification of such insurance without ten (10) days' written notice to Mortgagee. Certificates evidencing such insurance to be in force shall be provided by Mortgagor to Mortgagee. Photocopies of the original policies evidencing the same shall be delivered by Mortgagor to Mortgagee upon request. In addition, Mortgagor shall be obligated to furnish insurance against such other risks, hazards and contingencies as Mortgagee may from time to time specify and in such amounts as Mortgagee may require from time to time.

          (c) Deposits. In furtherance of the foregoing and in the event of default, Mortgagor shall at Mortgagee's request deposit with Mortgagee at the time of each payment to be made under the Note, an amount equal to one-twelfth of the next succeeding annual ad valorem tax payments to become due and payable with respect to the Mortgaged Property, as estimated by Mortgagee. At least fifteen (15) days prior to the date on which any such tax must be paid to prevent delinquency thereof, Mortgagor shall deliver to Mortgagee a statement or statements showing the amount of tax required to be paid and the party or governmental authority to which the same is payable and shall, at the same time, deposit with the Mortgagee such amount as will, when added to the amount of such deposits previously made and then remaining available for the purpose, be sufficient to pay such tax obligations. Mortgagee shall have no obligation to pay interest on any amount deposited in escrow hereunder unless expressly required by law.

          (d) Maintenance of Property. Mortgagor shall at all times, at its expense, keep and maintain all of the Mortgaged Property in a good state of repair and in good condition, and shall never allow any portion thereof to be torn down, removed from the premises or materially altered without Mortgagee's written consent first obtained.

          (e) Title to Property. The lien or interest created by this Deed of Trust as security for any of the Indebtedness, both present and future, shall be first, prior and superior to any lien, reservation of title or other interest in or to the Mortgaged Property except the Permitted Encumbrances. If any person or entity shall claim any interest or encumbrance, except for Permitted Encumbrances, which is equal or superior to the title hereunder of Trustee to, or the interest hereunder of Mortgagee in, the Mortgaged Property or any part thereof, Mortgagor shall promptly discharge and remove any such adverse claim, lien or encumbrance from the Mortgaged Property.

          (f) Inspection. Upon at least one business day's prior oral notice to Mortgagor, Mortgagor will permit Mortgagee and its agents, representatives and employees at all reasonable times to go upon, examine, inspect and remain on the Mortgaged Property, and will furnish to Mortgagee on request all pertinent information in regard to the development and operation of the Mortgaged Property, and permit Mortgagee's agents, representatives and employees to make copies thereof.

          (g) Homestead. Mortgagor warrants, covenants and represents that at the time of execution and delivery of this Deed of Trust, no part of the


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     Mortgaged Property forms any part of any property owned, used or claimed by
     Mortgagor, either as a residence or a business homestead, or as otherwise exempt from forced sale under the laws of the State of Texas or the United States.

          (h) INDEMNITY. TO THE FULLEST EXTENT PERMITTED BY LAW, MORTGAGOR AGREES TO INDEMNIFY MORTGAGEE FROM AND AGAINST ANY AND ALL CLAIMS, LOSSES AND LIABILITIES GROWING OUT OF OR RESULTING FROM ACTS OR OMISSIONS OF MORTGAGEE OR MORTGAGEE'S AGENTS, EMPLOYEES OR REPRESENTATIVES, INCLUDING CLAIMS, LOSSES AND LIABILITIES ARISING FROM THE NEGLIGENCE OF MORTGAGEE, INCLUDING SOLE, CONCURRENT OR JOINT NEGLIGENCE, ACTIVE OR PASSIVE NEGLIGENCE, OR CONTRACTUAL COMPARATIVE NEGLIGENCE, BUT NOT CLAIMS, LOSSES OR LIABILITIES RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF MORTGAGEE.

          (i) Expenses. Mortgagor agrees upon demand to pay to Mortgagee the amount of any and all reasonable expenses, including the fees and disbursements of its counsel and of any experts and agents, which Mortgagee may incur in connection with (i) any request for consent, modification or amendment made by Mortgagor, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Mortgaged Property after default by Mortgagor, (iii) the enforcement of any of the rights of Mortgagee hereunder or (iv) the failure by Mortgagor to perform or observe any of the provisions hereof.

          (j) Interest. Mortgagor agrees to pay interest on any expenses or other sums due to Mortgagee hereunder that are not paid when due at the default rate specified in the Note for payment of past due principal and interest.

          (k) Appraisal. Promptly upon Mortgagee's request, Mortgagor, at Mortgagor's sole cost and expense, shall: (a) cause an inspection and written appraisal of the Mortgaged Property (or such parts of it as are designated in Mortgagee's request), to be made by an appraiser approved by Mortgagee in its sole discretion; provided, however, that Mortgagee shall not require an appraisal more than one (1) time per year; and (b) cause to be conducted or prepared any other written report, summary, opinion, inspection, review, survey, audit or other professional service relating to the Mortgaged Property or any operations in connection with it (all as designated in Mortgagee's request), including without limitation any accounting, auctioneering, architectural, consulting, engineering, design, legal, management, pest control, surveying, title abstracting or other technical, managerial or professional service relating to the Mortgaged Property or its operations. Mortgagee may elect to deliver any such request orally, by telegram, by mail or by hand delivery addressed to Mortgagor as provided in Section 18 of this Deed of Trust or by any other legally effective method, and it may be given at any time and from time to time before the complete and final release and discharge of this Deed of Trust.

          (l) No Improvements. No improvements of any kind may be made, including any development of any kind, without the Mortgagee's prior


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     written  consent,  which may be granted or withheld in Mortgagee's sole and
     absolute  discretion.   The  parties  further  understand  and  agree  that
     Mortgagor shall be required to discharge the Indebtedness in full before constructing improvements on the Land, and that no partial releases shall be granted.

     2. Collection and Application of Insurance and Condemnation Proceeds. All amounts received by Mortgagor as proceeds of insurance and proceeds of condemnation proceedings are hereby assigned as additional security for the Indebtedness, and, subject to the further provisions hereof, Mortgagee may apply all money so collected to the Indebtedness then outstanding, or at Mortgagor's reasonable request, permit it to be used for the improvement of the Mortgaged Property in such manner as Mortgagor and Mortgagee shall reasonable agree, applying such money not so used to the Indebtedness in such order as Mortgagee shall select.

     3. Recovery of Advances and Attorneys' Fees. To the extent not prohibited by law, Mortgagor will pay, or reimburse Mortgagee for, all costs and expenses, of every character, incurred or expended from time to time with respect to the matters identified in Paragraph 1(i) above (including, but not limited to, the execution, filing, recording, refiling and re-recording of this Deed of Trust and all related financing statements and the making, servicing and collection of the debt secured hereby; any and all stamp, mortgage and recording taxes; the costs of any title insurance or lien insurance purchased by Mortgagee to connection herewith; all costs of negotiation, preparation, execution and delivery of any and all amendments, modifications, supplements, consents, waivers or other documents or writings relating to the transactions contemplated by this Deed of Trust); and all costs (including attorneys' fees) of reviewing title opinions and security opinions relating to the debt secured hereby. Mortgagor will reimburse Mortgagee for all amounts expended by Mortgagee to satisfy any obligation of Mortgagor under this Deed of Trust or to protect the Mortgaged Property and the Collateral. In addition, whether or not a default or an Event of Default shall have occurred, Mortgagor will pay, or reimburse Mortgagee for, all costs and expenses, of every character incurred or expended from time to time in connection with the evaluation, monitoring, administration and protection of the Mortgaged Property and the Collateral, the exercise by Mortgagee of any of its rights and remedies hereunder or at law (including, but not limited to, all appraisal fees, consulting fees, filing fees, taxes, brokerage fees and commissions, insurance premiums, Uniform Commercial Code search fees, fees incident to title searches and reports, investigation costs, escrow fees, attorneys' fees, legal expenses, fees of auditors and accountants, court costs, fees of governmental authorities, auctioneer fees and expenses, and all fees and expenses incurred in connection with the marshalling, guarding, management, operation, removal, maintenance, cleanup, storage, auction and liquidation of the Mortgaged Property and the Collateral). Any amount to be paid or reimbursed by Mortgagor to Mortgagee shall be a demand obligation owing by Mortgagor to Mortgagee and, to the extent not prohibited by law, shall bear interest from the date of expenditure by Mortgagee until paid at the same default rate provided for past-due principal and interest on the Note. No right or option granted by Mortgagor to Mortgagee or otherwise arising pursuant to any provision of this or any other instrument shall be deemed to impose or admit a duty on Mortgagee to supervise, monitor or control any aspect of the character or condition of the Mortgaged Property and/or the Collateral or any operations conducted in connection therewith for the benefit of Mortgagor or any other person or entity other than Mortgagee.


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     4.  Acceleration  for  Default;  Right  of  Agent to  Correct  Defaults  of
Mortgagor and to Defend Adverse Claims. If any of the following events of default (each an "Event of Default") should occur, that is:

          (a) if Mortgagor fails to pay any of the Indebtedness punctually as it matures, however such maturity may come about, time being of the essence in such payment;

          (b) if an order of relief is issued by the Bankruptcy Court of the United States District Court having valid jurisdiction granting Mortgagor relief under the provisions of the Bankruptcy Reform Act of 1978, as amended, or if Mortgagor consents to the institution of proceedings in bankruptcy against it, or if Mortgagor consents to the institution of any proceeding against it under any federal or state insolvency laws, or if Mortgagor fails generally to pay its debts as they mature, as such phrase is construed under ss. 304 of the Bankruptcy Reform Act of 1978, as amended, or if a custodian, receiver, liquidator or other similar official is appointed for any of the Mortgaged Property or the estate of Mortgagor, or if Mortgagor consents to the filing of any petition, application or complaint seeking the appointment of a custodian, receiver, liquidator or other similar official for any of the Mortgaged Property or the estate of Mortgagor, or if Mortgagor makes an assignment, statutory or otherwise, for the benefit of creditors;

          (c) if the charter or permit to do business of Mortgagor expires or becomes canceled or forfeited;

          (d) if any representation or warranty contained in the Note, any Loan Document or any other writing delivered to Mortgagee in connection with (or as an inducement for the creation of) any of the Indebtedness is false, misleading or erroneous in any material respect;

          (e) if Mortgagor fails strictly to keep and perform any of its covenants or obligations under this Deed of Trust or any other Loan Document;

          (f) if it ever appears that there is a defect in Mortgagor's title to any of the Mortgaged Property or a lien or encumbrance thereon equal or superior in rank to the lien of this Deed of Trust, other than Permitted Encumbrances, or a homestead claim or other claim ever appears or is ever asserted against any of the Mortgaged Property adverse to the lien hereof, and Mortgagor fails to correct such title defect or to remove said lien, encumbrance, homestead claim or other claim;

          (g) if a writ of execution is levied against the interest of Mortgagor in the Mortgaged Property;

          (h) if Mortgagor sells, transfers or otherwise disposes of all or any part of or interest in the Land, if the title to all or any of the Mortgaged Property becomes vested (without Mortgagee's prior written consent) in any party other than Mortgagor, whether by operation of law or otherwise, or if any of the ownership or beneficial interests in Mortgagor are sold, transferred, or otherwise disposed of, whether by operation of law or otherwise;


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          (i) if Mortgagor,  without  Mortgagee's  prior written  consent (which shall not be unreasonably withheld), grants any easement with respect to any of the Mortgaged Property; or

          (j) if Mortgagor, without the prior written consent of Mortgagee, hereafter executes or delivers any pledge, security agreement, mortgage or deed of trust covering, or other instrument creating (or providing for the creation of) any lien, security interest or encumbrance upon any of the Mortgaged Property, and such Event of Default is not cured within ten (10) days after the date that it is due (for any monetary default) or thirty (30) days written notice (for any non-monetary default), then in any such event, Mortgagee may thereupon, or at any time thereafter during the continuance of such Event of Default, at its option, without demand upon or presentment for payment or notice of any kind (including notice of default, notice of intent to accelerate the maturity of the Indebtedness, and notice of actual acceleration) to Mortgagor or any other person and without any formality (any necessity for any such demand, presentment, notice or formality being hereby expressly waived by Mortgagor), declare the entire Indebtedness immediately due and payable, and may request that the Trustee exercise any of the Trustee's remedies hereunder, including without limitation remedies under Sections 5, 6, 12 and 13 hereof.

     In addition to the foregoing, if an Event of Default shall have occurred and be continuing, then upon the filing of a bill in equity or other commencement of judicial proceedings to enforce the rights of Trustee and of Mortgagee, Trustee shall, to the extent permitted by law, be entitled as a matter of right to the appointment of a receiver or receivers of the Mortgaged Property, and of the rents, revenues, issues, income, product and profits thereof, pending such proceedings, with such powers as the court making such appointment shall confer, but, notwithstanding the appointment of any receiver, trustee or other custodian, Trustee shall be entitled as pledgee to the possession and control of any cash or other instruments at the time held by, or payable or deliverable under the terms of this Deed of Trust to, Trustee.

     5. Collection and Application of Rents; Suits to Protect the Mortgaged Property.

          (a) Mortgagor hereby presently and absolutely ASSIGNS and TRANSFERS to Mortgagee all rents, revenues, profits and income from the Mortgaged Property (the "Rents"), including all Rents now due and which may hereafter become due under all leases of the Mortgaged Property or any part thereof, whether written or verbal, now existing or hereafter made (the "Leases"), as additional security for the Indebtedness, and Mortgagee is given a prior and continuing lien thereon and security interest therein. The transfer of the Rents is specific in nature and irrevocable. Once the Indebtedness is paid in full and the lien of the Deed of Trust is released, Mortgagee shall reassign rents from the Mortgaged Property, or release Mortgagee's rights to such rents, to the then owner of the Mortgaged Property.

          (b) Mortgagee hereby grants to Mortgagor a limited license (the "License") to possess and use the Leases and the Rents, including without


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     limitation the right to collect, demand, sue for, attach, levy, recover and receive the Rents, and to give proper receipts, releases and acquittances therefor.

          (c) If an Event of Default has occurred and is continuing, Mortgagee, at its option and in addition to the other remedies provided in this Deed of Trust, shall have the complete, continuing and unconditional right, power and authority to terminate the License solely by giving written notice of such termination to Mortgagor. Thereafter, Mortgagee shall have the absolute and continuing right (but not the obligation) to collect, demand, sue for, attach, levy, recover and receive any Rent, to give receipts, releases and acquittances therefor and, after deducting the expenses of collection, to hold the net proceeds as cash collateral for, or then or at anytime thereafter to apply the net proceeds of such collection as a credit upon any portion of the Indebtedness selected by Mortgagee, notwithstanding that such portion selected may not then be due and payable or that such portion is otherwise adequately secured. Mortgagor hereby authorizes and directs any lessee of the Mortgaged Property to deliver any such payment to, and otherwise to attorn all other obligations under the Leases directly to, Mortgagor. Mortgagor hereby ratifies and confirms all that Mortgagee shall do or cause to be done by virtue of this Section 5. No lessee shall be required to inquire into the authority of Mortgagee to collect any Rent, and any lessee's obligation to Mortgagor shall be absolutely discharged to the extent of its payment to Mortgagee.

          (d) If an Event of Default has occurred and is continuing, Mortgagee may take, or have Trustee take, possession and control of the Land, and other Mortgaged Property, or any part thereof, and/or receive and collect all Rents theretofore accrued or thereafter accruing therefrom so long as any of the Indebtedness remains unpaid or until the foreclosure of the lien hereof, applying so much thereof as may be so collected prior to the sale of the property under foreclosure, first to the expenses incident to such possession, control and/or collection, and second to the payment of the Indebtedness in such order as Mortgagee shall select.

          (e) If Mortgagor or Trustee  takes any action  described in paragraphs
     (c) or (d) of this Section 5, Mortgagee or Trustee may use, against Mortgagor or any other persons, such lawful or peaceable means as it may see fit to enforce the collection of any such Rents, and/or to secure possession of the Land or other Mortgaged Property or any part thereof, and may settle or compromise on any terms it sees fit the liability of any person or persons for any such Rents. Particularly, Mortgagee or Trustee may institute and prosecute to final conclusion actions of forcible entry and/or detainer, or actions of trespass to try title, or actions for damages, or any other appropriate actions, in the name of Mortgagee or in the name of Mortgagor or Trustee, and may settle, compromise or abandon any such actions as it may see fit. Mortgagor binds itself to take whatever lawful or peaceable steps Mortgagee or Trustee may ask them to take for such purposes, including the institution and prosecution of actions of the character above stated.

          (f) Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient (i) to prevent any impairment of the Mortgaged Property by any acts which may be unlawful or in violation of this Deed of Trust, (ii) to preserve or protect its interests and the interests of Mortgagee in the Mortgaged Property and in the Rents arising therefrom, and (iii) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of, or compliance with, such enactment, rule or order would impair the security hereunder or be prejudicial to the interests of the Mortgagee or of Trustee.

     6. Trustee's Sale.

          (a) If an Event of Default has occurred and is continuing, Trustee shall, at the request of Mortgagee, sell the Mortgaged Property or any portion thereof requested to be sold, as an entirety or in parcels, by one sale or by several sales held at one time or at different times, all as Trustee in his unrestricted discretion may elect. The sale shall be made in the county in which the Mortgaged Property constituting real estate is situated. If said real estate is situated in more than one county, then notices as hereinafter provided shall be given in both or all of such counties, said real estate may be sold in either or any such county, and such notices shall designate the county where said real estate will be sold. Notice of such sale shall be given by posting written notice thereof at least twenty-one (21) days preceding the date of the sale at the courthouse door in the county in which the sale is to be made, and if said real estate is in more than one county, one notice shall be posted at the courthouse door of each county in which said real estate is situated. A copy of the notice of such sale also shall be filed at least twenty-one
     (21) days preceding the date of such sale with the county clerk of the county in which the sale is to be made. In addition, Trustee shall, at least twenty-one (21) days preceding the date of such sale, serve written notice of the proposed sale by certified mail on each debtor obligated to pay the Indebtedness (or any part thereof) according to the records of the Mortgagee. Service of such notice upon each debtor shall be completed upon deposit of the notice, enclosed in a postpaid wrapper, properly addressed to such debtor at its most recent address as shown by the records of the Mortgagee in a post office or official depository under the care and custody of the United States Postal Service. The affidavit of any person having knowledge of the facts to the effect that such service was completed shall be prima facie evidence of the fact of service. After such written notice shall have been posted and filed, as aforesaid, and such notice shall have been served upon such debtor or debtors, as aforesaid, the Trustee acting shall perform his duty to enforce this Trust by selling the Mortgaged Property, either as an entirety or in parcels as the Trustee acting may elect (all rights to a marshalling of assets or sale in inverse order of alienation being waived, as aforesaid) at public venue, at the place at the county courthouse designated for such sales on the first Tuesday in any month between the hours of 10:00 a.m. and 4:00 p.m., beginning at or within three hours after a time designated in such notice, to the highest bidder or bidders for cash, and make due conveyance to the purchaser or purchasers, with general warranty, and Mortgagor binds itself, its legal representatives, successors and assigns, to warrant and forever defend the title to such purchaser or purchasers, when so made by the acting Trustee. The provisions hereof with respect to posting, filing and giving notices of sale are intended to comply with the provisions of ss.
     51.002 of the Texas Property Code as now in force and effect, and in the event the requirement for any notice under such ss. 51.002 shall be eliminated or the prescribed manner of giving same modified by future amendment to, or adoption of any statute superseding such ss. 51.002, the requirement for such particular notice shall be deemed stricken from or modified in this Deed of Trust in conformity with such amendment or superseding statute, effective as of the effective date of same. The manner herein prescribed for serving or giving any notice, other than that to be posted or caused to be posted by the Trustee, shall not be deemed exclusive but such notice or notices may be given in any other manner which may be permitted by applicable law.

          (b) Any deed so executed by Trustee, or any successor Trustee, shall be full evidence and prima facie proof of each and all of the matters therein recited, and no other proof shall be requisite thereof, including the maturity of the Indebtedness, the request that Trustee sell the Mortgaged Property, the time, place, manner and other particulars of the advertisement, notice and sale, the removal, absence, death or disability of, or the failure or refusal to act of, Trustee or any successor Trustee, and the time and manner of the appointment of any successor Trustee (including any successor Trustee executing such deed), and the fact of such appointment, all even though such recitals are general and in the form of legal conclusions, and all prerequisites to the validity and effectiveness of such sale shall be presumed to have been performed. The purchaser or purchasers named in any such deed, and all persons subsequently dealing with the property purported to be thereby conveyed, shall be fully protected in relying upon the truthfulness of such recitals.

          (c) Upon the making of any such Trustee's sale, Mortgagor shall surrender to the purchaser immediate possession and control of the property purchased, and in default thereof Mortgagor shall be a tenant at the sufferance of such purchaser, removable at his will by forcible detainer proceedings and/or any other legal proceedings, or by force, without any liability on the part of such purchaser for any damages or injuries resulting to any person or property therefrom.

          (d) If foreclosure should be commenced by the Trustee, Mortgagee may at any time before the sale direct the Trustee to abandon the sale, and may at any time or times thereafter direct the Trustee to again commence foreclosure; or, irrespective of whether foreclosure is commenced by the Trustee, may at any time after the occurrence of any Event of Default institute suit for collection of all or any part of the Indebtedness or foreclosure of the lien of this Deed of Trust or both. If Mortgagee should institute suit for collection of the Indebtedness and foreclosure of the lien of this Deed of Trust, Mortgagee may at any time before the entry of final judgment dismiss the same, and require the Trustee to sell the Mortgaged Property in accordance with the provisions of this Deed of Trust.

          (e) No single sale or series of sales by the Trustee under this Deed of Trust and no judicial foreclosure shall extinguish the lien or exhaust the power of sale under this Deed of Trust except with respect to the items of property sold, but such lien and power shall exist for so long as, and may be exercised in any manner, provided by law or in this Deed of Trust as often as the circumstances require to give Mortgagee full relief hereunder.

          (f) Mortgagee shall have the right to become the purchaser at any sale made hereunder, being the highest bidder, and credit upon all or any part of the Indebtedness owed to Mortgagee shall be deemed cash paid for the purposes of this Section.

     7. Application of Sale Proceeds. Trustee shall apply the proceeds arising from each such sale, first to the payment of all expenses thereof (including the expenses of advertising, sale and conveyance), second to the payment of the Indebtedness in such order as the Mortgagee shall select and third the balance, if any, to whomever may be entitled thereto. Nothing contained in this Section 7 is intended or shall be construed to confer upon any holder of any obligation or lien, other than the Indebtedness secured by this instrument and the lien hereof, any right, remedy or claim under or by reason of this Section 7.

     8. Change of Trustee. Trustee, or any successor Trustee, may be removed at any time with or without cause, at the option of Mortgagee, by written declaration of such removal executed by Mortgagee, without any notice to or demand upon Trustee or any successor Trustee so removed, or Mortgagor, or any other person. If at any time Trustee or any successor Trustee should be so removed, or die or refuse, fail or be unable to act as Trustee, Mortgagee may appoint any person or corporation as successor Trustee hereunder, without any formality other than a written declaration of such appointment executed by Mortgagee. Immediately upon such appointment, the successor Trustee so appointed shall automatically become vested with all the estate and title in the Mortgaged Property, and with all of the rights, powers, privileges, authority, options and discretions, and charged with all of the duties and liabilities, vested in or imposed upon Trustee by this instrument, and any conveyance executed by him, including the recitals therein contained, shall have the same effect and validity as if executed by Trustee.

     9. Extensions and Renewals; Partial Releases. This Deed of Trust shall continue as security for the payment of each and every portion of the Indebtedness and all extensions and renewals thereof until fully paid, even though such extensions or renewals be evidenced by new promissory notes, or other instruments hereafter executed, and irrespective of whether filed or recorded. Any of the Mortgaged Property may be released from the lien of this Deed of Trust, and/or any other security for the Indebtedness may be released, without in anywise altering, varying or impairing the force, effect or lien hereof as applied to the Mortgaged Property not so released.

     10. All Security Cumulative; Subrogation Waiver of Marshalling. The execution of this instrument shall in no manner impair or affect any other security (by endorsement, mortgage or otherwise) for the payment of the Indebtedness or any portion thereof. Any and all rights, titles, powers, equities, liens or interests in or against the Mortgaged Property, or any part thereof, securing the payment of any obligation satisfied or paid off out of the proceeds of the loans evidenced by the Note or any other part of the Indebtedness, or extended thereby, are continued in full force and effect to secure the payment of the Note and the other Indebtedness. No security hereafter taken for the Indebtedness shall in any manner impair or affect the security hereby given. All such present and future additional security shall be considered as cumulative. All rights of marshalling of assets or sale in inverse order of alienation in the event of foreclosure of any lien or security interest at any time securing the Indebtedness or any part thereof (including, but not limited to, the lien hereby created) are hereby waived.

     11. Limitation on Amount of Interest. Any other provision of this instrument or any provision of the Note or any other instrument to the contrary notwithstanding, in no event and upon no contingency shall Mortgagors or any other party liable thereon, be required to pay interest on the Note or any other part of the Indebtedness in excess of the maximum rate permitted by applicable law. The intention of the parties being to conform strictly to the usury laws now in force, the interest on, and stated principal amount of, the notes and the interest on other amounts due under this instrument shall be held to be subject to reduction to the amount allowed under said usury laws as now or hereafter construed by the courts having jurisdiction.

     12. Assembling of Personal Property. Upon default hereunder and acceleration of the Indebtedness pursuant to the provisions hereof, Mortgagee may at its discretion require Mortgagor to assemble the Collateral and make it available to Mortgagee at a place reasonably convenient to both parties to be designated by Mortgagee.

     13. Alternative Procedures Under UCC. In addition to all other rights and remedies granted in this Deed of Trust, the Mortgagee shall have the right to proceed under the UCC as to any and all of the Collateral, including without limitation public or private sale of the Collateral or collection of the Collateral under UCC ss. 9.502. Mortgagee shall notify Mortgagor of the time and place of any public sale of any of the Collateral, or the time after which any private sale or other intended disposition thereof is to be made, by written notice given to Mortgagor at least ten (10) days before the time of the sale or other disposition, which provisions for notice Mortgagor and Mortgagee agree are reasonable; provided, however, that nothing herein shall preclude Mortgagee from proceeding as to both real and personal property in accordance with Mortgagee's rights and remedies in respect of the real property as provided in ss. 9.501(d) of the Uniform Commercial Code of the State of Texas.

     14. Financing Statement; Mortgagor's Covenant.

          (a) This Deed of Trust is to be filed in the real property records as a financing statement and as a fixture filing, covering all goods constituting a part of the Collateral which are or are to become fixtures, and may be filed in any other place which is necessary or desirable to perfect the security interests granted hereby. A carbon, photographic or other reproduction of this Deed of Trust or a financing statement relating hereto is sufficient as a financing statement. The secured party is Mortgagee and the address of the secured party from which information concerning the security interest of Mortgagee may be obtained is the mailing address of Mortgagee set forth in Section 18 hereof. The debtor is Mortgagor and the mailing address of the debtor is the mailing address of the Mortgagor set forth in Section 18 hereof.

          (b) Mortgagor shall give advance written notice of any proposed change in such Mortgagor's name, identity or corporate structure, and Mortgagor shall execute and deliver to Mortgagee (promptly after the occurrence of each such change) all such new financing statements as Mortgagee may need to comply with ss. 9.402(g) of the Uniform Commercial Code of the State of Texas.

     15. Notices. Except as otherwise provided in Section 6 hereof, any notice, request, demand, statement or other document which may be required or permitted to be given, delivered or furnished to Mortgagor or Agent shall be in writing and shall be deemed sufficiently given, delivered or furnished:

          (a) to Mortgagor if either delivered personally to Mortgagor (by delivery personally to any officer of Mortgagor) or deposited in the United States mail in a postpaid envelope addressed to Mortgagor at the mailing address of Mortgagor set forth in Section 18 hereof or at such other mailing address as Mortgagor shall have designated to Mortgagee by notice given in compliance with this Section 15; and

          (b) to Mortgagee if either delivered personally to Mortgagee (by delivery personally to the officer of Mortgagee named in the address of the Mortgagee in Section 18) or deposited in the United States mail in a postpaid envelope addressed to Mortgagee at the mailing address of Mortgagee set forth in Section 18 hereof or at such other mailing address as Mortgagee shall have designated to Mortgagor by notice given in compliance with this Section 15.

     16. Section Headings. The section headings or captions in this instrument are for convenience only and shall not be considered a part of this instrument for any purpose.

     17. Further Assurances. So long as any of the Indebtedness remains unpaid, Mortgagor shall execute, acknowledge and deliver all such other and additional instruments, and will do such other acts and things at its sole cost and expense, as may be necessary more fully to assure unto Trustee and Mortgagee all of the rights and interests herein granted to or vested in them or intended so to be.

     18. Names and Addresses. The names and mailing addresses of Mortgagor and Mortgagee are as follows:

                  Mortgagee:        Kennedy Funding, Inc.
                                    Two University Plaza
                                    Suite 402
                                    Hackensack, New Jersey 07601
                                    Attention: Jeffrey Wolfer

                  Mortgagor:        Travis Boats & Motors, Inc.
                                    12116 Jekel Circle
                                    Suite 102
                                    Austin, TX  78727
                                    Attention:  Michael B. Perrine

     19. Successors; Modifications or Alterations. The terms, provisions, covenants and conditions hereof shall inure to the benefit of the respective successors, assigns and legal representatives of Trustee and Mortgagee and shall be binding on any successors or transferees of Mortgagor (provided that this provision shall not constitute consent to any transfer of the Mortgaged Property). Each reference herein to Mortgagor, Trustee or Mortgagee shall be deemed to include the successors, assigns and legal representatives of
Mortgagor, Trustee or Mortgagee, as the case may be. Except as otherwise provided herein, modifications or alterations of this instrument, or of any instrument supplemental hereto, and of the rights and obligations of Mortgagor and Trustee hereunder may be made only upon the written agreement of Mortgagor and Mortgagee.

     20. Waiver of Deficiency Statute Protection/Fair Market Value for Calculating Deficiencies. Notwithstanding the provisions of sections 51.003, 51.004, and 51.005 of the Texas Property Code (as the same may be amended from time to time), and to the extent permitted by law, Mortgagor agrees that Mortgagee shall be entitled to seek a deficiency judgment from Mortgagor and any other party obligated on the Note equal to the difference between the amount owing on the Note and the amount for which the Mortgaged Property was sold pursuant to a judicial or nonjudicial foreclosure sale. Mortgagor expressly recognizes that this section constitutes a waiver of the above-cited provisions of the Texas Property Code which would otherwise permit Mortgagor and other persons against whom recovery of deficiencies is sought (even absent the initiation of deficiency proceedings against them) to present competent evidence of the fair market value of the Mortgaged Property as of the date of foreclosure and offset against any deficiency the amount by which the foreclosure sale price is determined to be less than such fair market value. Mortgagor further recognizes and agrees that this waiver creates an irrebuttable presumption that the foreclosure sale price is equal to the fair market value of the Mortgaged Property for purposes of calculating deficiencies owed by Mortgagor, other borrowers on the Note and others against whom recovery of a deficiency is sought.

     Alternatively, in the event this waiver is determined by a court of competent jurisdiction to be unenforceable, the following shall be the basis for the finder of fact's determination of the fair market value of the Mortgaged Property as of the date of the foreclosure sale in proceedings governed by sections 51.003, 51.004, and 51.005 of the Texas Property Code (as amended from time to time):

          (a) The Mortgaged Property shall be valued in an "as is" condition as of the date of the foreclosure sale, without any assumption or expectation that the Mortgaged Property will be repaired or improved in any manner before a resale of the Mortgaged Property after foreclosure;

          (b) The valuation shall be based upon an assumption that the foreclosure purchaser desires a prompt resale of the Mortgaged Property for cash promptly (but no later than twelve (12) months) following the foreclosure sale;

          (c) All reasonable closing costs customarily borne by the seller in a commercial real estate transaction should be deducted from the gross fair market value of the Mortgaged Property, including, without limitation, brokerage commissions, title insurance, a survey of the Mortgaged Property, tax prorations, attorney's fees, and marketing costs;

          (d) The gross fair market value of the Mortgaged Property shall be further discounted to account for any estimated holding costs associated with maintaining the Mortgaged Property pending sale, including, without limitation, utilities expenses, property management fees, taxes and assessments (to the extent not accounted for in Section 20(c) above), and other maintenance expenses; and

          (e) Any expert opinion testimony given or considered in connection with a determination of the fair market value of the Mortgaged Property must be given by persons having at least five years' experience in appraising property similar to the Mortgaged Property and who have conducted and prepared a complete written appraisal of the Mortgaged Property taking into consideration the factors set forth above.

     21. Assignments and Participations. Mortgagee reserves the right, exercisable in Mortgagee's sole discretion and without notice to Mortgagor or any other person, to sell participations, to assign its interest or both, in all or any part of the Note or the debt evidenced by the Note.

     22. GOVERNING LAW. THIS DEED OF TRUST AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, PRIORITY, ENFORCEMENT AND FORECLOSURE OF THE LIENS AND SECURITY INTERESTS CREATED UNDER THE LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE WHERE THE COLLATERAL IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW JERSEY SHALL GOVERN THE VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS, AND THE DEBT OR OBLIGATIONS ARISING HEREUNDER.

     23. JURISDICTION. AT MORTGAGEE'S ELECTION, TO BE ENTERED IN ITS SOLE DISCRETION, ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST MORTGAGOR OR MORTGAGEE ARISING OUT OF OR RELATING TO THIS DEED OF TRUST (OTHER THAN AN ACTION FOR
JUDICIAL FORECLOSURE OR TO APPOINT A RECEIVER), THE NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW JERSEY, AND MORTGAGOR WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND MORTGAGOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. MORTGAGOR DOES HEREBY DESIGNATE AND APPOINT THE CORPORATION TRUST COMPANY HAVING AN ADDRESS AT 820 BEAR TAVERN ROAD, WEST TRENTON, NEW JERSEY 08628 AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF

ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW JERSEY, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND NOTICE OF SAID SERVICE OF MORTGAGOR MAILED OR DELIVERED TO MORTGAGOR IN THE MANNER PROVIDED IN THE DEED OF TRUST, SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON MORTGAGOR IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW JERSEY. MORTGAGOR SHALL GIVE PROMPT NOTICE TO MORTGAGEE OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW JERSEY (WHICH OFFICE SHALL BE DESIGNATED AS THE ADDRESS FOR SERVICE OF PROCESS), AND SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW JERSEY OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

     24. WAIVER OF JURY TRIAL. MORTGAGOR HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULL TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH -REGARD TO THE NOTE, THIS DEED OF TRUST OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY MORTGAGOR, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. MORTGAGEE IS HEREBY
AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY MORTGAGOR.

     THIS DEED OF TRUST TOGETHER WITH THE NOTE CONSTITUTE A WRITTEN LOAN AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

     THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.



                            SIGNATURE PAGE TO FOLLOW

     IN TESTIMONY WHEREOF, Mortgagor has executed this instrument on the date set forth in the acknowledgment to be effective as of the 10th day of November, 2003.

                                          TRAVIS BOATS & MOTORS, INC.,
                                          a Texas corporation

                                          By:_______________________________
                                          Name:    Michael B. Perrine
                                          Title:   Secretary and Treasurer



Exhibit A - Description of Land

Exhibit B - Permitted Encumbrances

STATE OF NEW JERSEY               (
                                  (
COUNTY OF BERGEN                  (

     This instrument was acknowledged before me on the 10th day of November, 2003 by MICHAEL B. PERRINE, SECRETARY AND TREASURER of TRAVIS BOATS & MOTORS, INC., a Texas corporation, on behalf of said corporation.

                                          ____________________________________
                                          Notary Public, State of:____________
                                          Notary's Printed Name:______________
                                          Notary's Commission expires:________





After recording return to:
Cole, Schotz, Meisel, Forman & Leonard, P.A.
Court Plaza North
25 Main Street
Hackensack, New Jersey 07602-0800
Attention: Michael R. Leighton, Esq.

                                    EXHIBIT A

                                      Land


                                    [TO COME]

                                    EXHIBIT B

                             Permitted Encumbrances



     1.

     2.